NEWS   FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE:  January 22, 2007

CONTACT:  Steven R. Williams - (304) 842-3597   http://www.petd.com

Petroleum Development Completes the Like-Kind Exchange
Agreement and Adds to Natural Gas Commodity Options

Bridgeport, West Virginia... Petroleum Development Corporation (NASDAQ/GSM PETD) today announced that the Company has completed the previously announced Section 1031 Like-Kind Exchange Agreement with J.P. Morgan Property Exchange, Inc. as the Qualified Intermediary.  The Company has completed the purchase of over $190 million in oil and gas properties, including the previously announced acquisition of the Colorado properties of EXCO Resources, approximately 2,000 acres in the Barnett Shale play in Texas, and the remaining working interests in 44 older partnerships which had been sponsored by the Company in the late 1980's and 1990's.  In addition, the Company had announced in December the purchase of Unioil, Inc., a non-1031 exchange, which has production properties and acreage in the Wattenberg Field in Colorado.  The acquisitions, including the reserves added and the estimated effects on 2007 production are more fully detailed in the slides for the Analysts' Presentation scheduled today, as released on January 19, 2007.

The Company has also added to previously announced natural gas commodities options positions to protect against possible price instability in future periods. The Company purchased natural gas put options (floors) and participating (cost) collars.  For the period from April 2007 through October 2007 the Company set floors.  For the Appalachian and Michigan Basins, the company set floors at $5.25 per million British thermal unit (Mmbtu) at a cost of $.22 per Mmbtu for approximately 20% of current production.  These floors are tied to the monthly natural gas Nymex settlement.  The Company set floors at $4.50 per Mmbtu at a cost of $.20 per Mmbtu for approximately 34% of current production from its NECO (Northeastern Colorado) Field.  These floors are tied to the Panhandle Eastern Index (PEPL).  The Company set floors at $4.00 per Mmbtu at a cost of $.29 per Mmbtu for approximately 50% of current production from its DJ Basin Field.  These floors are tied to the Colorado Interstate Gas Index (CIG).

By placing these options above along with previously existing options, the Company has established floors on approximately 80% of natural gas production from the Appalachian, Michigan, and NECO Fields and also established floors on approximately 50% of natural gas production from the DJ Basin for this summer.

For the period from November 2007 through March 2008 the Company set floors and participating collars.  For the Piceance Basin, the company set floors at $5.25 per Mmbtu at a cost of $.545 per Mmbtu for approximately 33% of current production and also set floors at $5.25 per Mmbtu and ceilings at $9.80 per Mmbtu at a cost of $.20 per Mmbtu on another 33% of current production.  These floors and collars are tied to the Colorado Interstate Gas Index (CIG).  For the Appalachian and Michigan Basins, the Company set floors at $7.00 per Mmbtu at a cost of $.63 per Mmbtu for approximately 33% of current production and also set floors at $7.00 per Mmbtu and ceilings at $13.70 per Mmbtu at a cost of $.20 per Mmbtu on another 33% of current production.  These floors and collars are tied to the monthly natural gas Nymex settlement.  For the NECO (Northeastern Colorado) Field, the Company set floors at $5.75 per Mmbtu at a cost of $.56 per Mmbtu for approximately 27% of current production and also set floors at $6.00 per Mmbtu and ceilings at $11.25 per Mmbtu at a cost of $.20 per Mmbtu on another 33% of current production.  These floors are tied to the Panhandle Eastern Index (PEPL).  For the DJ Basin, the Company set floors at $5.25 per Mmbtu and ceilings at $9.80 per Mmbtu at a cost of $.20 per Mmbtu on 25% of current production.  These collars are tied to the Colorado Interstate Gas Index (CIG).

By placing these options above along with previously existing options, the Company has established floors on approximately 66% of natural gas production from the Appalachian, Michigan, NECO, and Piceance Fields and also established floors on approximately 25% of natural gas production from the DJ Basin for next winter.

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For the period from April 2008 through October 2008 the Company set participating collars.  For the Appalachian and Michigan Basins, the Company set floors at $6.50 per Mmbtu and ceilings at $10.80 per Mmbtu at a cost of $.20 per Mmbtu on 33% of current production.  These collars are tied to the monthly natural gas Nymex settlement.  For the NECO (Northeastern Colorado) Field, the Company set floors at $5.50 per Mmbtu and ceilings at $9.85 per Mmbtu at a cost of $.20 per Mmbtu on 33% of current production.  These floors are tied to the Panhandle Eastern Index (PEPL).

These are the initial options being set for summer 2008.  The Company intends to expense the cost of the options as they expire.

The accompanying tables summarize all of the Company's current hedging positions.

		Floors		Ceilings
		Monthly		Monthly
		Quantity	Contract	Quantity	Contract
		Mmbtu	Price	Mmbtu	Price
Month Set	Month
Colorado Interstate Gas (CIG) Based Hedges (Piceance Basin)
Jul-05	Nov 2006 - Mar 2007	27,500	$6.00	13,750	$8.40
Feb-06	Nov 2006 - Mar 2007	60,000	$6.50
Sep-06	Nov 2006 - Mar 2007	137,500	$4.00
Feb-06	Apr 2007 - Oct 2007	44,000	$5.50
Sep-06	Apr 2007- Oct 2007	194,500	$4.50
Dec-06	Nov 2007- Mar 2008	100,000	$5.25
Jan-07	Nov 2007- Mar 2008	100,000	$5.25	100,000	$9.80
NYMEX Based Hedges - (Appalachian and Michigan Basins)
Jul-05	Jan 2007 - Mar 2007	170,000	$7.00	34,000	$9.27
Feb-06	Jan 2007 - Mar 2007	85,000	$8.00
Feb-06	Jan 2007 - Mar 2007	85,000	$8.50	34,000	$13.73
Feb-06	Apr 2007 - Oct 2007	85,000	$7.00
Feb-06	Apr 2007 - Oct 2007	85,000	$7.50	34,000	$10.83
Sep-06	Apr 2007 - Oct 2007	85,000	$6.25
Jan-07	Apr 2007 - Oct 2007	85,000	$5.25
Dec-06	Nov 2007 - Mar 2008	144,500	$7.00
Jan-07	Nov 2007 - Mar 2008	144,500	$7.00	153,000	$13.70
Jan-07	Apr 2008 - Oct 2008	144,500	$6.50	153,000	$10.80
Panhandle Based Hedges (NECO)
Jul-05	Nov 2006 - Mar 2007	150,000	$6.50	75,000	$8.56
Feb-06	Apr 2007 - Oct 2007	60,000	$6.00
Feb-06	Apr 2007 - Oct 2007	60,000	$6.50	60,000	$9.80
Jan-07	Apr 2007 - Oct 2007	90,000	$4.50
Dec-06	Nov 2007 - Mar 2008	70,000	$5.75
Jan-07	Nov 2007 - Mar 2008	90,000	$6.00	90,000	$11.25
Jan-07	Apr 2008 - Oct 2008	90,000	$5.50	90,000	$9.85
DJ Basin
Jan-07	Apr 2007 - Oct 2007	161,000	$4.00
Jan-07	Nov 2007 - Mar 2008	90,000	$5.25	90,000	$9.80
DJ Basin EXCO
Jan-07	Apr 2007 - Oct 2007	60,000	$4.00
Jan-07	Nov 2007 - Mar 2008	30,000	$5.25	30,000	$9.80
Oil - NYMEX Based (Wattenberg/ND) Bbls
Sep-06	Nov 2006 - Oct 2007	12,350	$50.00

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About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) is an independent energy company engaged in the development, production and marketing of natural gas and oil. The Company operations are focused in the Rocky Mountains with additional operations in the Appalachian Basin and Michigan. During the third quarter of 2004, the Company was added to the S&P SmallCap 600 Index. Additionally, PDC was added to the Russell 3000 Index of companies in 2003.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street • P. O. Box 26 • Bridgeport, West Virginia • Phone:  (304) 842-3597